EXHIBIT 10.25

First Amendment to Employment Agreement

This First Amendment to Employment Agreement (the “Amendment ”) is dated as of February 8 2022, between Sotherly Hotels Inc., a Maryland corporation (the “Company” or the “Employer”), and Robert E. Kirkland IV (the “Executive”) and amends that certain Employment Agreement dated January 1, 2020, between the Company and the Executive (the “Employment Agreement”).  The Company and Executive are sometimes collectively referred to herein as the “Parties”.

WITNESSETH

WHEREAS, the Parties desire to amend the Employment Agreement to modify certain provisions therein.

NOW THEREFORE, in consideration of the agreements contained herein, and intending to be legally bound hereby, the Parties agree as follows:

Section 1.Section 3(a) of the Employment Agreement is hereby amended to read in its entirety as follows:

Salary. As compensation for the performance of Executive’s services hereunder for the 12-month period ending December 31, 2020, the Company shall pay to Executive a salary (the “Salary”) of One-Hundred Forty-Five Thousand, Six-Hundred and Fifty Nine Dollars ($145,659). For the 12-month period ending December 31, 2021, Executive’s salary shall be increased by Seventeen Thousand, Five-Hundred Dollars ($17,500) over his 2020 Salary, plus a cost of living adjustment as approved by the Nominating, Corporate Governance and Compensation Committee (the “Committee”) of the Company’s Board of Directors, which in no event will be less than a percentage equal to the annual inflation rate for the prior full calendar year as measured by the Consumer Price Index for All Urban Consumers published by the U.S. Department of Labor, Bureau of Labor Statistics (the “CPI Adjustment”).  For the 12-month period ending December 31, 2022, the Company shall pay to Executive an annualized salary of Two-Hundred Thirty-Three Thousand Dollars ($233,000). For the subsequent two years under the term of this Agreement, the Committee shall review Executive’s Salary annually in conjunction with its regular review of employee salaries and may increase his Salary as in effect from time to time as the Committee shall deem appropriate, it being understood and agreed that the intent of the parties that Executive’s salary increases are subject to the satisfactory performance of Executive; provided, however, that Executive’s Salary shall be increased annually to account for the CPI Adjustment. The Salary shall be payable in arrears in approximately equal semi-monthly installments (except that the first and last such semi-monthly installments may be prorated if necessary) on the Company’s regularly scheduled payroll dates, minus such deductions as may be required by law or reasonably requested by Executive.

Section 2. Remainder of Employment Agreement.   Except as set forth in this Amendment, the provisions of the Employment Agreement remain in full force and effect without change, amendment, modification or waiver.

Section 3.References.  From and after the date of this Amendment, all references to the Employment Agreement shall be deemed to be references to the Employment Agreement as amended by this Amendment.

EXHIBIT 10.25

Section 4.Counterparts.  This Amendment may be executed in several facsimile or electronic counterparts, each of which shall be an original and all of which constitute one and the same instrument.

Section 5.Governing Law.  This Amendment shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia without regard to conflict of laws principles.

Section 6.Necessary Authorization.  Each Party represents and warrants that it has the necessary corporate and/or legal authority to enter into this Amendment and that individuals executing this Amendment have been duly authorized to do so and that such execution creates a valid, binding, and legally enforceable obligation of each Party.

[signatures follow on next page]

EXHIBIT 10.25

IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed and delivered as of the date first above written.

SOTHERLY HOTELS INC.

By:___/s/ David R. Folsom___________

Name:  David R. Folsom

Title:    President and CEO

EXECUTIVE

By:___/s/ Robert E. Kirkland IV________

Name:  Robert E. Kirkland IV

Title:    General Counsel

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